POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Joseph M. Chioffi, Sonalee Cross, Maureen E. Kane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 30, 2018, this document hereby revokes in its entirety the Powers of Attorney executed March 1, 2017 and November 30, 2017 by the undersigned.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Bradley J. Skapyak_____ Bradley J. Skapyak President (Principal Executive Officer)	March 1, 2018
/s/ James Windels________ James Windels Treasurer (Principal Financial and Accounting Officer)	March 1, 2018
/s/ Joseph S. DiMartino____ Joseph S. DiMartino Board Member	March 1, 2018
/s/ Francine J. Bovich_____ Francine J. Bovich Board Member	March 1, 2018
/s/ J. Charles Cardona_____ J. Charles Cardona Board Member	March 1, 2018
/s/ Gordon J. Davis_______ Gordon J. Davis Board Member	March 1, 2018
/s/ Isabel P. Dunst________ Isabel P. Dunst Board Member	March 1, 2018
/s/ Nathan Leventhal______ Nathan Leventhal Board Member	March 1, 2018
/s/ Robin A. Melvin_______ Robin A. Melvin Board Member	March 1, 2018
/s/ Roslyn M. Watson_____ Roslyn M. Watson Board Member	March 1, 2018
/s/ Benaree Pratt Wiley____ Benaree Pratt Wiley Board Member	March 1, 2018

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On March 1, 2018 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Loretta A. Johnston Notary Public

ATTACHMENT A

CitizensSelect Funds

Dreyfus AMT-Free Municipal Cash Management Plus

Dreyfus AMT-Free New York Municipal Cash Management

Dreyfus Cash Management

Dreyfus Government Cash Management Funds

Dreyfus Institutional Liquidity Funds

Dreyfus Institutional Preferred Money Market Funds

Dreyfus Institutional Reserves Funds

Dreyfus Investment Grade Funds, Inc.

Dreyfus Investment Portfolios

Dreyfus Liquid Assets, Inc.

Dreyfus Municipal Bond Infrastructure Fund, Inc.

Dreyfus Municipal Income, Inc.

Dreyfus Opportunity Funds

Dreyfus Premier Short-Intermediate Municipal Bond Fund

Dreyfus Tax Exempt Cash Management Funds

Dreyfus Treasury & Agency Cash Management

Dreyfus Treasury Securities Cash Management

Dreyfus Ultra Short Income Fund

The Dreyfus Fund Incorporated

The Dreyfus Sustainable U.S. Equity Fund, Inc.

The Dreyfus Sustainable U.S. Equity Portfolio, Inc.